Exhibit 99.(d)(xi)(a)

SCHEDULE A

Fund	Expense Limit
Schwab Large-Cap Growth Fund	0.99%
Schwab Core Equity Fund	0.75%
Schwab Dividend Equity Fund	0.89%
Schwab Small-Cap Equity Fund	1.12%
Schwab Hedged Equity Fund	1.33%
Schwab Health Care Fund	0.82%
Schwab Balanced Fund	0.00%
Schwab International Core Equity Fund	0.86%
Schwab Target 2010 Fund	0.00%
Schwab Target 2015 Fund	0.00%
Schwab Target 2020 Fund	0.00%
Schwab Target 2025 Fund	0.00%
Schwab Target 2030 Fund	0.00%
Schwab Target 2035 Fund	0.00%
Schwab Target 2040 Fund	0.00%
Schwab MarketTrack All Equity Portfolio	0.50%
Schwab MarketTrack Growth Portfolio	0.50%
Schwab MarketTrack Balanced Portfolio	0.50%
Schwab MarketTrack Conservative Portfolio	0.50%
Laudus International MarketMasters Fund	1.25%
Schwab Monthly Income Fund – Moderate Payout	0.00%
Schwab Monthly Income Fund – Enhanced Payout	0.00%
Schwab Monthly Income Fund – Maximum Payout	0.00%
International Core Equity Fund	0.86%

Schwab Target 2045 Fund	0.00%
Schwab Target 2050 Fund	0.00%
Schwab Target 2055 Fund	0.00%
Schwab Target 2060 Fund	0.00%
Schwab Target 2065 Fund	0.00%

Dated as of February 25, 2021